Exhibit 16(a)

POWER OF ATTORNEY

The undersigned, Cynthia L. Egan, Frank J. Fabozzi, Robert Fairbairn, Lorenzo A. Flores, Stayce D. Harris, J. Phillip Holloman, R. Glenn Hubbard, W. Carl Kester, Catherine A. Lynch, and John M. Perlowski, Trustees of BlackRock Funds V, hereby authorize John M. Perlowski, Jonathan Diorio, Trent Walker, Janey Ahn and Jay M. Fife, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-14 for BlackRock Funds V or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of BlackRock Funds V, or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 4th day of May, 2023.

Signature	Title

/s/ Cynthia L. Egan Cynthia L. Egan	Trustee

/s/ Frank J. Fabozzi Frank J. Fabozzi	Trustee

/s/ Robert Fairbairn Robert Fairbairn	Trustee

/s/ Lorenzo A. Flores Lorenzo A. Flores	Trustee

/s/ Stayce D. Harris Stayce D. Harris	Trustee

/s/ J. Phillip Holloman J. Phillip Holloman	Trustee

/s/ R. Glenn Hubbard R. Glenn Hubbard	Trustee

/s/ W. Carl Kester W. Carl Kester	Trustee

/s/ Catherine A. Lynch Catherine A. Lynch	Trustee

/s/ John M. Perlowski John M. Perlowski	Trustee

[Signature Page to Power of Attorney for BlackRock Funds V N-14]